UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2013

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.
1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-3853	20-2777218

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 5.02.                 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of Principal Executive Officer and Director of Duke Energy Corporation

On June 18, 2013, Duke Energy Corporation (“Duke Energy” or the “Corporation”) announced that Ms. Lynn J. Good was appointed as the President and Chief Executive Officer and a Director of Duke Energy, effective July 1, 2013.

Ms. Good, age 54, was Executive Vice President and Chief Financial Officer of the Duke Energy since July 2009.  Prior to that, Ms. Good served as Group Executive and President of Duke Energy’s Commercial Businesses organization from November 2007 until July 2009.  Ms. Good joined Cinergy Corp., a Duke Energy predecessor company, in 2003 following 20 years working in senior management roles and as a partner for Deloitte & Touche LLP and Arthur Andersen.  Ms. Good also serves as a Director of Hubbell Incorporated.

Employment Agreement with Lynn J. Good

On June 17, 2013, Duke Energy entered into an employment agreement with Ms. Good (the “Employment Agreement”) that provides for her employment as Duke Energy’s President and Chief Executive Officer, effective as of July 1, 2013.  The Employment Agreement contains a three-year initial term, and automatically renews for additional one-year periods at the end of the initial term unless either party provides 120 days advance notice, provided that upon the occurrence of a change in control of Duke Energy, the term automatically extends to a period of two years.

Under the Employment Agreement, Ms. Good will receive an annual base salary of $1,200,000, an annual short-term target bonus opportunity equal to 125% of her then current annual base salary and an annual long-term incentive plan (“LTI”) target opportunity of 450% of her then current annual base salary.  Ms. Good will receive a one-time promotion grant under Duke Energy’s 2013 LTI plan equal to the difference between her existing LTI opportunity and her new LTI opportunity for the portion of 2013 that follows her promotion.

Ms. Good will be eligible to participate in Duke Energy’s benefit plans, including its retirement plans and health and insurance plans, on the same terms and conditions as other similarly-situated employees, except that she will not be eligible to accrue additional benefits (other than interest credits on previously earned amounts) under any nonqualified defined benefit plan, including the Duke Energy Corporation Executive Cash Balance Plan, unless she remains employed through the attainment of age 62.  Ms. Good will be provided with fringe benefits and perquisites that are similar to other executive officers, and she is entitled to reimbursement for reasonable fees (up to $25,000) incurred in connection with the negotiation of the Employment Agreement.

Ms. Good is required by Duke Energy to use its aircraft, whenever feasible, for her business travel.  Ms. Good also is permitted to use Duke Energy’s aircraft for her personal travel within North America; however, she will be required to pay for the cost of personal travel on Duke Energy’s aircraft in accordance with Duke Energy’s policies.  Ms. Good is not required to pay for the cost of travel to her annual physical examination or to meetings of the board of directors of other companies on whose board she serves. Ms. Good is responsible for any income taxes resulting from such aircraft usage.

Upon a termination of Ms. Good’s employment by Duke Energy without cause or by Ms. Good for good reason (each as defined in the Employment Agreement), the following severance payments and benefits would be payable:  (i) a lump-sum payment equal to a pro-rata amount of her annual bonus for the portion of the year that the termination of employment occurs during which she was employed, determined based on the actual achievement of performance goals; (ii) a lump-sum payment equal to 2.99 times the sum of her annual base salary and target annual bonus opportunity; (iii) continued access to medical and dental benefits for 2.99 years, with monthly amounts relating to Duke Energy’s portion of the costs of such coverage paid by Duke Energy (reduced by coverage provided by future employers, if any) and a lump-sum payment equal to the cost of basic life insurance coverage for 2.99 years; (iv) one year of outplacement services; (v) if termination occurs within 30 days prior to, or two years after, a change in control of Duke Energy, vesting in unvested retirement plan benefits that would have vested during the two years following the change in control, and a lump sum payment equal to the maximum contributions and allocations that would have been made or allocated if she had remained employed for an additional 2.99 years; and (vi) 2.99 additional years of vesting with respect to equity awards and an extended period to exercise outstanding vested stock options following termination of employment.

Ms. Good is not entitled to any form of tax gross-up in connection with Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”).  Instead, in the event that the severance payments or benefits otherwise would constitute an “excess parachute payment” (as defined in Section 280G of the Code), the amount of payments or benefits would be reduced to the maximum level that would not result in an excise tax under Section 4999 of the Code if such reduction would cause Ms. Good to retain an after-tax amount in excess of what would be retained if no reduction were made.

If Ms. Good’s employment terminates other than (i) by Duke Energy without cause or (ii) by Ms. Good other than for good reason, Ms. Good would be entitled to her vested benefits under Duke Energy’s compensation and benefit plans, but she would not be entitled to severance payments.

The Employment Agreement contains restrictive covenants related to confidentiality, mutual non-disparagement, non-competition and non-solicitation. The non-competition and non-solicitation obligations survive for two years following Ms. Good’s termination of employment.

The Employment Agreement supersedes Ms. Good’s Change in Control Agreement dated August 26, 2008, as amended, and she is no longer entitled to participate in Duke Energy’s Executive Severance Plan.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the terms of the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.

Retirement of James E. Rogers

On June 18, 2013, Duke Energy announced that Mr. James E. Rogers will retire as President and Chief Executive Officer effective July 1, 2013 and as Chairman and Director of Duke Energy when his employment agreement, dated February 19, 2009, as amended, expires at the end of 2013. Pursuant to the terms of his employment agreement, his then outstanding stock awards will continue to vest as if he remained employed, with the number of performance shares determined based on actual performance compared to previously-established performance measures.  Duke Energy has agreed to provide Mr. Rogers with office space and administrative support for a period of three years after retirement.

ITEM 9.01.                 FINANCIAL STATEMENTS AND EXHIBITS

(d)                                     Exhibits

10.1	Employment Agreement, dated as of June 17, 2013, by and between Lynn J. Good and Duke Energy Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: June 18, 2013	By:	/s/ Julia S. Janson
Executive Vice President, Chief Legal
Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Employment Agreement, dated as of June 17, 2013, by and between Lynn J. Good and Duke Energy Corporation.